As filed with the Securities and Exchange Commission on June 28, 2000.

                                       Registration No. 333-31368
=============================================================================

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                      --------------------

               POST-EFFECTIVE AMENDMENT NO. 1 TO
                            FORM S-8
                     REGISTRATION STATEMENT
                             UNDER
                   THE SECURITIES ACT OF 1933
                      --------------------

                 Honeywell International Inc.
     (Exact name of registrant as specified in its charter)

                 Delaware                             22-2640650
        (State or other jurisdiction               (I.R.S. Employer
      of incorporation or organization)          Identification Number)

              P.O. Box 4000
           Morristown, New Jersey                      07962-2497
   (Address of Principal Executive Offices)            (Zip Code)
                       ----------------------

           Honeywell Savings and Stock Ownership Plan
                    (Full title of the plan)
                       --------------------

                     PETER M. KREINDLER, ESQ.
           Senior Vice President and General Counsel
                  Honeywell International Inc.
                       101 Columbia Road
             Morris Township, New Jersey 07962-2497
            (Name and address of agent for service)
                        (973) 455-2000
  (Telephone number, including area code of agent for service)


     The registrant hereby deregisters the shares of Honeywell International Inc. common stock registered on its registration statement on Form S-8 (Registration No. 333-31368) and not previously sold under the Honeywell Savings and Stock Ownership Plan, as well as plan interests in the Plan. In connection with the merger on December 1, 1999 involving AlliedSignal Inc. and Honeywell Inc., the Plan was merged into the Honeywell Savings and Ownership Plan I (formerly known as the AlliedSignal Savings
Plan) effective April 1, 2000. As such, no plan interests for the Plan or rights to acquire common stock of Honeywell International Inc. pursuant to the Plan are outstanding on the date of hereof.


                           SIGNATURES

    Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 28th day of June, 2000.


                                           Honeywell International Inc.



                                           By:/s/ Peter M. Kreindler
                                              -----------------------
                                               Peter M. Kreindler
                                                Senior Vice President and
                                                 General Counsel



    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            Name                         Title                    Date
            ----                         -----                    ----

            *                    Director, Chairman and Chief
--------------------------         Executive Officer
   (Michael R. Bonsignore)

            *                    Director
-------------------------
   (Hans W. Becherer)

            *                    Director
-------------------------
   (Gordon M. Bethune)

            *                    Director
------------------------
   (Marshall N. Carter)

            *                    Director
------------------------
   (Jaime Chico Pardo)

            *                    Director
------------------------
   (Ann M. Fudge)

            *                    Director
------------------------
   (James J. Howard)

            *                    Director
------------------------
   (Bruce Karatz)

            *                    Director
------------------------
   (Robert P. Luciano)


            *                    Director
------------------------
   (Russell E. Palmer)

            *                    Director
-------------------------
   (Ivan G. Seidenberg)

            *                    Director
--------------------------
   (John R. Stafford)

            *                    Director
--------------------------
   (Michael W. Wright)

/s/ Richard F. Wallman           Senior Vice President and       June 28, 2000
--------------------------        Chief Financial Officer
   (Richard F. Wallman)            (Principal Financial Officer)

/s/ Richard J. Diemer, Jr.        Vice President and             June 28, 2000
---------------------------        Controller (Principal
   (Richard J. Diemer, Jr.)        Accounting Officer)

*By:/s/ Peter M. Kreindler
    -----------------------
      (Peter M. Kreindler,                                       June 28, 2000
       Attorney-in-Fact)

    The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan administrator has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 28th day of June, 2000.

                          Honeywell Savings and Ownership Plan
                          I, as successor to the Honeywell
                          Savings and Stock Ownership Plan



                           By: /s/ Brian J. Marcotte
                              -----------------------
                                    Brian J. Marcotte
                                    Vice President- Benefits